SLM Student Loan Trust 2004-8 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$2,118,144,472.40	$(64,590,305.25)	$2,053,554,167.15
	ii	Interest to be Capitalized	3,302,675.10		3,705,012.81

	iii	Total Pool	$2,121,447,147.50		$2,057,259,179.96

	iv	Specified Reserve Account Balance	5,303,617.87		5,143,147.95
	v	Capitalized Interest	30,000,000.00		30,000,000.00
	vi	Total Adjusted Pool	$2,156,750,765.37		$2,092,402,327.91

B	i	Weighted Average Coupon (WAC)	4.271%		4.265%
	ii	Weighted Average Remaining Term	261.65		259.96
	iii	Number of Loans	126,611		124,097
	iv	Number of Borrowers	79,588		77,542
	v	Aggregate Outstanding Principal Balance - T-Bill	$151,402,657.72		$147,407,099.77
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,970,044,489.78		$1,909,852,080.19

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 1/25/05	Balance 4/25/05

C	i	A-1 Notes	78442GMM5	-0.010%	1.00000	$71,813,123.20	$5,405,327.91
	ii	A-2 Notes	78442GMN3	0.020%	1.00000	$335,000,000.00	$335,000,000.00
	iii	A-3 Notes	78442GMP8	0.090%	1.00000	$205,000,000.00	$205,000,000.00
	iv	A-4 Notes	78442GMQ6	0.140%	1.00000	$467,505,000.00	$467,505,000.00
	vi	A-5* Notes	XS0199345868	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	vii	A-6* Notes	XS0199346163	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	viii	B Notes	78442GMR4	0.460%	1.00000	$67,530,000.00	$67,530,000.00

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$5,303,617.87	$5,143,147.95
	iv	Reserve Account Floor Balance ($)	$3,314,921.00	$3,314,921.00
	v	Current Reserve Acct Balance ($)	$5,303,617.87	$5,143,147.95

E	Other Accounts		1/25/2005	4/25/2005

	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$30,000,000.00	$30,000,000.00
	iii	Principal Accumulation Account (Class A-5)	$0.00	$0.00
	iv	Principal Accumulation Account (Class A-6	$0.00	$0.00
	v	Supplemental Interest Account (Class A-5)	$0.00	$0.00
	vi	Supplemental Interest Account (Class A-6)	$0.00	$0.00
	vii	Investment Reserve Account	$0.00	$0.00
	viii	Investment Premium Purchase Account	$0.00	$0.00

F	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$2,156,750,765.37	$2,092,402,327.91
	ii	Total USD equivalent Notes	$2,158,810,123.20	$2,092,402,327.91
	iii	Difference	$(2,059,357.83)	$0.00
	iv	Parity Ratio	0.99905	1.00000

* A-5 and A-6 Notes are denominated in Euros

II. 2004-8 Transactions from: 12/31/2004 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$66,301,687.79
	ii	Principal Collections from Guarantor	2,364,952.35
	iii	Principal Reimbursements	2,717,896.95
	iv	Other System Adjustments	0.00

	v	Total Principal Collection	$71,384,537.09

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(3,759.28)
	ii	Capitalized Interest	(6,790,472.56)

	iii	Total Non-Cash Principal Activity	$(6,794,231.84)

C	Total Student Loan Principal Activity		$64,590,305.25

D	Student Loan Interest Activity
	i	Regular Interest Collections	$14,440,245.07
	ii	Interest Claims Received from Guarantors	50,711.25
	iii	Collection Fees/Returned Items	11,021.68
	iv	Late Fee Reimbursements	201,950.50
	v	Interest Reimbursements	14,223.09
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,140,363.74
	viii	Subsidy Payments	1,226,989.85

	ix	Total Interest Collection	$21,085,505.18

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$20.95
	ii	Capitalized Interest	6,790,472.56

	iii	Total Non-Cash Interest Adjustments	$6,790,493.51

F	Total Student Loan Interest Activity		$27,875,998.69

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2004-8 Collection Account Activity 12/31/2004 through 3/31/2005

A	Principal Collections
	i ii iii iv v vi	Principal Payments Received Consolidation Principal Payments Reimbursements by Seller Borrower Benefits Reimbursed Reimbursements by Servicer Re-purchased Principal	$19,750,496.41 48,916,143.73 2,814.90 0.00 0.00 2,715,082.05

	vii	Total Principal Collections	$71,384,537.09

B	Interest Collection
	i ii iii iv v vi vii viii	Interest Payments Received Consolidation Interest Payments Reimbursements by Seller Borrower Benefits Reimbursed Reimbursements by Servicer Re-purchased Interest Collection Fees/Return Items Late Fees	$20,663,315.39 194,994.52 0.00 0.00 178.11 14,044.98 11,021.68 201,950.50

	ix	Total Interest Collections	$21,085,505.18

C	Other Reimbursement		$241,226.23

D	Reserves In Excess of the Requirement		$160,469.92

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$535,386.87

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$93,407,125.29

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,758,570.92)
		Consolidation Loan Rebate Fees	$(5,426,819.74)

N	NET AVAILABLE FUNDS		$86,221,734.63

O	Servicing Fees Due for Current Period		$865,696.51

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$890,696.51

IV. 2004-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.190%	4.186%	87,779	86,773	69.330%	69.924%	$1,408,022,843.72	$1,360,933,979.86	66.474%	66.272%
31-60 Days Delinquent	4.608%	4.552%	3,582	3,483	2.829%	2.807%	$55,462,888.57	55,526,781.65	2.618%	2.704%
61-90 Days Delinquent	4.894%	4.893%	1,994	1,608	1.575%	1.296%	$30,088,462.35	26,976,843.76	1.421%	1.314%
91-120 Days Delinquent	4.414%	4.820%	2,541	712	2.007%	0.574%	$38,541,595.98	10,665,176.45	1.820%	0.519%
> 120 Days Delinquent	5.079%	5.207%	3,572	2,608	2.821%	2.102%	$50,291,352.49	39,203,183.89	2.374%	1.909%

Deferment
Current	4.118%	4.129%	13,292	13,396	10.498%	10.795%	$240,792,802.37	238,315,098.96	11.368%	11.605%

Forbearance
Current	4.493%	4.446%	13,804	15,427	10.903%	12.431%	$293,996,450.85	319,987,496.71	13.880%	15.582%

TOTAL REPAYMENT	4.270%	4.262%	126,564	124,007	99.963%	99.927%	$2,117,196,396.33	$2,051,608,561.28	99.955%	99.905%
Claims in Process (1)	5.494%	6.851%	47	90	0.037%	0.073%	$948,076.07	$1,945,605.87	0.045%	0.095%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.271%	4.265%	126,611	124,097	100.000%	100.000%	$2,118,144,472.40	$2,053,554,167.15	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-8 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$14,181,289.81
B	Interest Subsidy Payments Accrued During Collection Period			760,510.54
C	SAP Payments Accrued During Collection Period			7,597,699.10
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			535,386.87
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(5,426,819.74)

G	Net Expected Interest Collection			$17,648,066.58

H	Interest Rate Cap Payments Due to the Trus
				Cap

	i	Cap Notional Amount		$720,000,000.00

	ii	Libor (Interpolated first period)		2.70000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap ( ii-iii )		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I		USD/EUR Interest Rate Swap

		Swap Payments
				A-5 Swap Calc	A-6 Swap Calc

		SLM Student Loan Trust Pays
		i	Notional Swap Amount (USD)	$505,981,000	$505,981,000
		ii	3 Month USD-LIBOR	2.700000%	2.700000%
		iii	Spread	0.141625%	0.141625%

		iv	Pay Rate	2.841625%	2.841625%
		v	Gross Swap Payment Due Counterparty	$3,594,520.65	$3,594,520.65
		vi	Days in Period 01/25/05 - 04/25/05	90	90

		Counterparty Pays:
		i	Notional Swap Amount (EUR)	€410,000,000.00	€410,000,000.00
		ii	3 Month EURIBOR	2.14300%	2.14300%
		iii	Spread	0.12500%	0.12500%

		iv	Pay Rate	2.26800%	2.26800%
		v	Gross Swap Receipt Due Paying Agent	€2,324,700.00	€2,324,700.00
		vi	Days in Period 01/25/05 - 04/25/05	90	90

VI. 2004-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.006725000	1/25/05 — 4/25/05	2.69000%	LIBOR

B	Class A-2 Interest Rate	0.006800000	1/25/05 — 4/25/05	2.72000%	LIBOR

C	Class A-3 Interest Rate	0.006975000	1/25/05 — 4/25/05	2.79000%	LIBOR

D	Class A-4 Interest Rate	0.007100000	1/25/05 — 4/25/05	2.84000%	LIBOR

E	Class A-5 Interest Rate	0.005670000	1/25/05 — 4/25/05	2.26800%	EURIBOR

F	Class A-6 Interest Rate	0.005670000	1/25/05 — 4/25/05	2.26800%	EURIBOR

G	Class B Interest Rate	0.007900000	1/25/05 — 4/25/05	3.16000%	LIBOR

VII. 2004-8 Inputs From Prior Period 12/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,118,144,472.40
	ii	Interest To Be Capitalized	3,302,675.10

	iii	Total Pool	$2,121,447,147.50
	iv	Specified Reserve Account Balance	5,303,617.87
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$2,156,750,765.37

B	Total Note and Certificate Factor		0.959046202
C	Total Note Balance		$2,158,810,123.20

D	Note Balance 01/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.437884898	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$71,813,123.20	$335,000,000.00	$205,000,000.00	$467,505,000.00	€410,000,000.00	€410,000,000.00	$67,530,000.00

E	Note Principal Shortfall		$2,059,357.83	$0.00	$0.00	$0.00	€—	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

H	Reserve Account Balance		$5,303,617.87
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-8 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/26/2010 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$86,221,734.63	$86,221,734.63

B	Primary Servicing Fees-Current Month		$865,696.51	$85,356,038.12

C	Administration Fee		$25,000.00	$85,331,038.12

D	Aggregate Quarterly Funding Amount		$0.00	$85,331,038.12

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$482,943.25	$84,848,094.87
	ii	Class A-2	$2,278,000.00	$82,570,094.87
	iii	Class A-3	$1,429,875.00	$81,140,219.87
	iv	Class A-4	$3,319,285.50	$77,820,934.37
	v	Class A-5 USD payment to the swap counterparty	$3,594,520.65	$74,226,413.72
	vi	Class A-6 USD payment to the swap counterparty	$3,594,520.65	$70,631,893.07
	vii	Swap Termination Payments	$0.00	$70,631,893.07

		Total	$14,699,145.05

F	Class B Noteholders’ Interest Distribution Amount		$533,487.00	$70,098,406.07

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$66,407,795.29	$3,690,610.78
	ii	Class A-2	$0.00	$3,690,610.78
	iii	Class A-3	$0.00	$3,690,610.78
	iv	Class A-4	$0.00	$3,690,610.78
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$3,690,610.78
	vi	Class A-6 USD payment to the Accumulation Account	$0.00	$3,690,610.78

		Total	$66,407,795.29

H	Supplemental Interest Account Deposit		$0.00	$3,690,610.78

I	Investment Reserve Account Required Amount		$0.00	$3,690,610.78

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$3,690,610.78

K	Increase to the Specified Reserve Account Balance		$0.00	$3,690,610.78

L	Investment Premium Purchase Account Deposit		$0.00	$3,690,610.78

M	Carryover Servicing Fees		$0.00	$3,690,610.78

N	Remaining Swap Termination Fees		$0.00	$3,690,610.78

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$3,690,610.78

	Excess to Certificateholder		$3,690,610.78	$0.00

*	Principal amounts allocable to the A-5 and A-6 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-8 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,303,617.87
	ii	Deposits to correct Shortfall	$0.00

	iii	Total Reserve Account Balance Available	$5,303,617.87
	iv	Required Reserve Account Balance	$5,143,147.95
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$160,469.92

	vii	End of Period Account Balance	$5,143,147.95

B	Capitalized Interest Account
	i	Beginning of Period Account Balance (net of investment earnings)	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00

	iii	End of Period Account Balance (net of investment earnings)	$30,000,000.00

C	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	7/25/2011	10/25/2011
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00
	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00

D	Accumulation Accounts		Class A-5	Class A-6

	i	Accumulation Account Beginning Balance	$0.00	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00	$0.00
	iv	Ending Accumulation Account Balance	$0.00	$0.00

E	Supplemental Interest Account		Class A-5	Class A-6

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a
	ii	Investment Rate	n/a	n/a
	iii	Difference	n/a	n/a
	iv	Supplemental Interest Account Beginning Balance	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00
	vi	Number of Days Through Next Reset Date	2,282	2,374
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a

F	Investment Premium Purchase Account		Class A-5	Class A-6	Account Total

	i	Beginning of Period Account Balance	$0.00	$0.00	$0.00
	ii	Required Quarterly Deposit	$0.00	$0.00	$0.00
	iii	Carryover amounts from previous periods	$0.00	$0.00	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00
	vi	End of Period Account Balance	$0.00	$0.00	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-8 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$482,943.25	$2,278,000.00	$1,429,875.00	$3,319,285.50	€2,324,700.00	€2,324,700.00	$533,487.00
	ii	Quarterly Interest Paid	482,943.25	2,278,000.00	1,429,875.00	3,319,285.50	2,324,700.00	2,324,700.00	533,487.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$66,407,795.29	$0.00	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	66,407,795.29	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$66,890,738.54	$2,278,000.00	$1,429,875.00	$3,319,285.50	€2,324,700.00	€2,324,700.00	$533,487.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$2,158,810,123.20
	ii	Adjusted Pool Balance 3/31/05	2,092,402,327.91

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$66,407,795.29

	iv	Adjusted Pool Balance 12/31/04	$2,156,750,765.37
	v	Adjusted Pool Balance 3/31/05	2,092,402,327.91

	vi	Current Principal Due (iv-v)	$64,348,437.46
	vii	Principal Shortfall from Prior Period	2,059,357.83

	viii	Principal Distribution Amount (vi + vii)	$66,407,795.29

	x	Principal Distribution Amount Paid	$66,407,795.29

	xi	Principal Shortfall (viii - ix)	$0.00

C	Total Principal Distribution
	i	USD	$66,407,795.29
	ii	EUR	€—

D	Total Interest Distribution
	i	USD	$8,043,590.75
	ii	EUR	€4,649,400.00

E	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GMM5	$71,813,123.20		$5,405,327.91
		A-1 Note Pool Factor		0.437884898	(0.404925581)	0.032959317

	ii	A-2 Note Balance	78442GMN3	$335,000,000.00		$335,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GMP8	$205,000,000.00		$205,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMQ6	$467,505,000.00		$467,505,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	XS0199345868	€410,000,000.00		€410,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0199346163	€410,000,000.00		€410,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GMR4	$67,530,000.00		$67,530,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-8 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	8/25/04-9/30/04

Beginning Student Loan Portfolio Balance			$2,118,144,472.40	$2,160,448,055.60	$2,191,259,896.83

	Student Loan Principal Activity
	i	Regular Principal Collections	$66,301,687.79	$28,463,745.90	$13,210,431.77
	ii	Principal Collections from Guaranto	2,364,952.35	1,344,872.85	362,437.62
	iii	Principal Reimbursements	2,717,896.95	18,611,218.64	20,015,455.14
	iv	Other System Adjustments	0.00	0.00	0.00

	v	Total Principal Collections	$71,384,537.09	$48,419,837.39	$33,588,324.53
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(3,759.28)	$9,235.46	$(80,289.43)
	ii	Capitalized Interest	(6,790,472.56)	(6,125,489.65)	(2,696,193.87)

	iii	Total Non-Cash Principal Activity	$(6,794,231.84)	$(6,116,254.19)	$(2,776,483.30)

(-)	Total Student Loan Principal Activity		$64,590,305.25	$42,303,583.20	$30,811,841.23

	Student Loan Interest Activity
	i	Regular Interest Collections	$14,440,245.07	$15,075,057.40	$7,659,023.86
	ii	Interest Claims Received from Guarantors	50,711.25	28,063.93	2,318.55
	iii	Collection Fees/Returned Items	11,021.68	841.06	82.83
	iv	Late Fee Reimbursements	201,950.50	164,701.48	38,734.50
	v	Interest Reimbursements	14,223.09	75,220.13	93,191.59
	vi	Other System Adjustments	0.00	0.00	0.00
	vii	Special Allowance Payments	5,140,363.74	1,188,736.24	0.00
	viii	Subsidy Payments	1,226,989.85	435,825.90	0.00

	ix	Total Interest Collections	$21,085,505.18	$16,968,446.14	$7,793,351.33

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$20.95	$(144.00)	$(2,126.06)
	ii	Capitalized Interest	6,790,472.56	6,125,489.65	2,696,193.87

	iii	Total Non-Cash Interest Adjustments	$6,790,493.51	$6,125,345.65	$2,694,067.81

	Total Student Loan Interest Activity		$27,875,998.69	$23,093,791.79	$10,487,419.14

(=)	Ending Student Loan Portfolio Balanc		$2,053,554,167.15	$2,118,144,472.40	$2,160,448,055.60
(+)	Interest to be Capitalized		$3,705,012.81	$3,302,675.10	$2,286,685.83

(=)	TOTAL POOL		$2,057,259,179.96	$2,121,447,147.50	$2,162,734,741.43

(+)	Reserve Account Balanc		$5,143,147.95	$5,303,617.87	$5,406,836.85

(+)	Capitalized Interes		$30,000,000.00	$30,000,000.00	$30,000,000.00

(=)	Total Adjusted Poo		$2,092,402,327.91	$2,156,750,765.37	$2,198,141,578.28

XIII. 2004-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,162,734,741	9.63%
Jan-05	$2,121,447,148	6.68%
Apr-05	$2,057,259,180	7.48%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.